Exhibit 4.17

Sanction No: IBL/CAD North/CCBG/2019-20/1039

Date: 14 August 2019

MakeMyTrip India Private Limited

B-36, First Floor Pusa Road,

Opposite Pillar No. 125,

New Delhi - 110005

Dear Sir/Madam,

Re: Renewal of Credit Limits.

With reference to your request for the credit facilities, we are pleased to sanction the facilities as under subject to the terms and conditions as mentioned in the Annexures.

The facilities are in continuation/ modification of our earlier sanction letter No. IBL/CAD North/2017-18/0989 dated 16.06.2017 and addendum sanction letter ref no. IBL/CAD North/2017-18/0989/Addendum dated 28.03.2018

The facilities (unless expressly stated otherwise) are repayable/ determinable on demand, and are presently being made available for a period of one Year from the date of sanction i.e. 16th June 2017., however subject to a review by the Bank at any time. The Bank may, at its sole discretion choose to continue/ renew the facilities for a period beyond the period aforesaid.

		(Rs. in crore)
Facility Details	Existing Limit	Revised Limit
Overdraft Limits-1	15	15
Bank Guarantee-III for IATA. sub limit of OD limits-1.	(15)	(15)
Bank Guarantees IV: (For operational requirements) sub limit of OD limits-1	(10)	(10)
Overdraft -2 against credit card receivables of American express credit cards	20	20
Bank Guarantee-V for IATA. sub limit of OD limits-2	(15)	(15)
Bank Guarantees-I (For IATA)	165	165
Bank Guarantees-2 (For other airlines) (proposed as sub-limit of IATA BG-1)	(15)	(15)
SBLC limit (sub-limit of Bank guarantee-2)	(2.5)	(2.5)
Forex (Forwards/Options/Derivatives) Notional: MTM: Nil	(62.5) Nil	(2.5) Nil
Total exposure	200	200
Cash backed facilities (in addition to the above exposure)
Overdraft against FD	30	30
Bank Guarantees against FD	30	30
Total cash backed	60	60
Total cash backed	60	60

This sanction communication is being sent to you in duplicate. You are requested to return to us the duplicate copy along with the Annexure/s duly signed by the authorized signatory of the Company as a token of your having accepted the terms & conditions within 30 days of the letter, failing which it will be presumed that you are not interested in availing continuation of these facilities and the Bank may, in its discretion, withdraw them without any further notice to you. The facilities will be made available on execution of requisite security documents, submission of required undertakings and creation of requisite charges over your assets and guarantors' assets, if applicable.

Please note that the terms and conditions of the sanction are valid for a period of 90 days from the date of the sanction letter and the Bank reserves the right to revise the rate of interest and any other terms and conditions of the sanction in case documentation and disbursement is not completed within the validity period, or, at its discretion, treat the sanction as withdrawn.

Assuring you the best of our attentions,

Yours faithfully

Accepted the above terms and conditions. We hereby confirm execution of the facility and security documents executed in favour of Bank and confirm that the securities created there under will continue for the above renewed facilities

Annexure I

Terms and Conditions

Type of Facility	Bank Guarantee -1 for IATA
Nature	Financials/ Performance Guarantees
Limit	Rs. 165 Crores.
Purpose	To be submitted to IATA for guarantying the payment obligations.
Period of Sanction	12 months
Cash Margin	Nil
Commission	0.15% p. a. plus applicable taxes.
Tenor (including claim period)	18 Months including claim period (In case of guarantees exceeding 18 months Bank has the right to call for such guarantees to be covered by full cash margin from 19th month onwards)
Primary Security	As per Common security table
Guarantees	As per Common security table
Other Terms	- IBL charge considering the enhanced amount to be filed upfront.

Special Covenants For Bank Guarantee: (The deletions/strikethroughs below are those approved at the time of last renewal).

-	Guarantees will be issued only after submission and examination and appraisal of documentary evidence of the underlying obligation.
-	A separate Counter Guarantee of the company is to be submitted prior to issue of each Bank Guarantee, unless an omnibus counter guarantee has been submitted.
-	The Bank will not normally issue any guarantee that:
〇	Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank
〇	Contains any onerous clause or places a undue liability, or is required in a format not acceptable to the Bank.
〇	Requires the Bank to automatically renew / extend the guarantee
〇	Relates to performance of an obligation not related to borrower's normal business
〇	Purports to guarantee direct/indirect borrowings. This does not apply to ‘Advance Payment Guarantees 'in connection with contract execution.
〇	The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower's ability to fulfill the same.
-

Payment will be made on an invoked Bank Guarantee, immediately on receipt of a valid claim, under intimation to you, by debit to your operative cash credit/ current account, for which you are obliged to make good the funds, forthwith.

-

The company and the guarantor shall undertake to provide full margin if the Bank does not want to renew the guarantee. In case of BGs issued for more than 18 months validity, the Bank has right to demand 100% cash margin in deposit , after the expiry of 18 months.

-	The Bank, may at its discretion permit issue of guarantees on behalf of your Wholly owned SPVs/ JV entities where you hold substantial interest :
〇

A Board Resolution stating, “the Borrowers are responsible for any risk and liability arising out of the BGs issued on behalf of the SPV/ JVs/ consortia and the securities offered by the company can be appropriated towards such liabilities.

〇	A request letter from the company authorizing the Bank to issue the BG on behalf of consortium, from out of the limit sanctioned to the borrower.
〇	BGs on behalf of consortium/JVs will be issued only after approval of such consortium arrangements (names, capabilities, liabilities, etc of foreign and Indian partners)
〇	A counter guarantee authorized by a Board resolution from the subsidiary/ JV entity, if required.
-

The borrower should submit a quarterly certificate from a practicing CA / statutory auditor that all payments / settlements to IATA were done promptly, supported by details of instrument and proof of payment to IATA (Bank statement), listing out delays, beyond 3 days if any. Also no certificate is required if payment has been made through IndusInd Bank Account.

-

The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, cost and time overruns Court / Arbitration proceedings and the like.

Type of Facility	Bank Guarantee–2 for other airlines (as a sub-limit of BG•I facility)
Nature	Financials/ Performance Guarantees.
Limit	Rs.15 crore. (As a sub-limit of the BG-I IATA Facility)
Purpose	BG to be opened for all regular business purpose in INR / foreign currency.
Period of Sanction	12months.
Cash Margin	Nil.
Commission	0.15% p. a. plus applicable taxes.
Tenor (including claim period)	18 Months including claim period (In case of guarantees exceeding 18 months Bank has the right to call for such guarantees to be covered by full cash margin from 19th month onwards)
Primary Security	As per common security table
Guarantees	As per common security table

Special Covenants For Bank Guarantee: (The deletions/strikethroughs below are those approved at the time of last renewal).

-	Guarantees will be issued only after submission and examination and appraisal of documentary evidence of the underlying obligation.
-	A separate Counter Guarantee of the company is to be submitted prior to issue of each Bank Guarantee, unless an omnibus counter guarantee has been submitted.
-	The Bank will not normally issue any guarantee that:
〇	Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank
〇	Contains any onerous clause or places a undue liability, or is required in a format not acceptable to the Bank.
〇	Requires the Bank to automatically renew / extend the guarantee
〇	Relates to performance of an obligation not related to borrower’s normal business
〇	Purports to guarantee direct/indirect borrowings. This does not apply to ‘Advance Payment Guarantees' in connection with contract execution.
〇	The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower's ability to fulfill the same.
-

Payment will be made on an invoked Bank Guarantee, immediately on receipt of a valid claim, under intimation to you, by debit to your operative cash credit/ current account, for which you are obliged to make good the funds, forthwith.

-

The company and the guarantor shall undertake to provide full margin if the Bank does not want to renew the guarantee. In case of BGs issued for more than 18 months validity, the Bank has right to demand 100% cash margin in deposit, after the expiry of 18 months.

-	The Bank, may at its discretion permit issue of guarantees on behalf of your Wholly owned SPVs/ JV entities where you hold substantial interest :
〇

A Board Resolution stating the Borrowers are responsible for any risk and liability arising out of the BGs issued on behalf or the SPV/ JVs/ consortia and the securities offered by the company can be appropriated towards such liabilities.

〇	A request letter from the company authorizing the Bank to issue the BG on behalf of consortium, from out of the limit sanctioned to the borrower.
〇	BGs on behalf of consortium/JVs will be issued only after approval of such consortium arrangements (names, capabilities, liabilities, etc of foreign and Indian partners)
〇	A counter guarantee authorized by a Board resolution from the subsidiary/ JV entity, if required.
-

The borrower should submit a quarterly certificate from a practicing CA / statutory auditor that all payments / settlements to IATA were done promptly, supported by details of instrument and proof of payment to IATA (Bank statement), listing out delays, beyond 3 days if any. Also no certificate is required if payment has been made through IndusInd Bank Account.

-

The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, cost and time overruns Court / Arbitration proceedings and the like.

Type of Facility	Stand by letter of Credit (SBLC) (As a sub-limit of BG-II of Rs 15 crore which is a sub-limit of IATA BG-I-facility of Rs 165 crore)
Amount	Rs.2.50 crore
Tenor	Upto 12months
Purpose	To issue SBLC favoring overseas correspondent bank requesting them to issue credit facility against IBL’s SBLC/regular business purposes of the company.
Period of Sanction	12 months
Cash Margin	Nil
Security	As per common security table
Commission	To be communicated on a case by case basis at the time of issuance of SBLC depending on correspondent bank arrangement Rate shall be approved by Head CCB.
Documentation	As per Bank’s Documentation Manual/ Instructions and in consultation with legal Department
Any other Covenants

-      SBLC will be issued only after submission and exam1nabon and appraisal of documentary evidence of the underlying obligation

-      A certificate from the company that their overseas subsid1ary is not in default to any bank/ Fl.

-      Shareholding of company directly or through Investment companies to remain more than 51% in the overseas subsidiary.

-      The Bank Will not normally issue any SBLC that:

〇    Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank.

〇    Contains any onerous clause or places an undue liability, or is required in a format not acceptable to the Bank.

〇    Relates to performance of an obligation not related to borrower’s normal business

〇    Purports to guarantee direct/indirect borrowings. This does not apply to 'Advance Payment Guarantees' in connection with contract execution.

〇    The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower's ability to fulfill the same.

〇    Requires the Bank to automatically renew / extend the guarantee.

〇    Payment will be made on an invoked SBLC, immediately on receipt of a valid claim, without reference to Co, by debit to Company's operative OD/ current account, for which company is obliged to make good the funds, forthwith.

〇    If the Bank does not want to renew the SBLC, the Bank will give 30 days notice to Company to close the obligation.

〇    The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, Court/ Arbitration proceedings.

〇    All RBI/Bank's guidelines to be complied with.

Covenants for SBLC to be issued on behalf of subsidiaries:

-      A request letter to be obtained from the company authorizing the Bank to issue the SBLC on behalf of subsidiary from out of the limit sanctioned to the company.

-      Counter Indemnity guarantee from the company containing the clause that "Company is responsible for any risk and liability arising out of the BGs/SBLC issued on behalf of the subsidiary".

-      General Board Resolution authorizing Company to allocate its SBLC limits for use by its subsidiaries.

-      This would be subject to FEMA guidelines prevailing at the time of processing the transaction.

Type of Facility	Overdraft limit-I
Limit	Rs. 15 crore
Purpose	To meet working capital requirements.
Rate of interest

One year MCLR (Current one year MCLR is 9.90% p.a.)

Bank has the right to substitute/change MCLR with any alternate rate or change the spread over MCLR or over such rate as per policy of the bank or as may be requested by RBI/statutory directives.

Period of Sanction	Repayable on demand, subject to review at annual intervals or as may be decided by the Bank from time to time.
Margin	Nil
Primary Security	As per common security table
Guarantees	As per common security table
Documentation	As per Bank’s internal policies/ guidelines.

Type of Facility	Bank Guarantee-III for IATA (sub limit of Overdraft limit-I)
Nature	Financials/Performance Guarantees
Limit	Rs. 15 crore
Purpose	To be submitted to IATA for guarantying the payment obligations
Period of Sanction	12 months
Cash Margin	Nil
Commission	0 15% p.a. plus applicable taxes.
Tenor (Including claim period)	18 Months including cla1m period (In case of guarantees exceeding 18 months Bank has the right to call for such guarantees to be covered by full cash margin from 19th month onwards)
Primary Security	As per common security table
Guarantees	As per common security table
Other Terms	Deferral- Documents to be obtained within 30 days of disbursement Board resolution, accepted sanction letter and Counter guarantee to be obtained upfront.

Special Covenants For Bank Guarantee:

-	Guarantees will be issued only after submission and examination and appraisal of documentary evidence of the underlying obligation.
-	A separate Counter Guarantee of the company is to be submitted prior to issue or each Bank Guarantee, unless an omnibus counter guarantee has been submitted.
-	The Bank will not normally issue any guarantee that:
〇	Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank
〇	Contains any onerous clause or places an undue liability, or is required in a format not acceptable to the Bank.
〇	Requires the Bank to automatically renew / extend the guarantee
〇	Relates to performance of an obligation not related to borrower’s normal business
〇	Purports to guarantee direct/indirect borrowings. This does not apply to 'Advance Payment Guarantees in connection with contract execution.
〇	The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower's ability to fulfill the same.
-

Payment will be made on an invoked Bank Guarantee, immediately on receipt of a valid claim, under intimation to you, by debit to your operative cash credit/ current account, for which you are obliged to make good the funds, forthwith.

-

The company and the guarantor shall undertake to provide full margin if the Bank does not want to renew the guarantee. In case of BGs issued for more than 18 months validity, the Bank has right to demand 100% cash margin in deposit, after the expiry of 18 months.

-	The Bank, may at its discretion permit issue of guarantees on behalf of your Wholly owned SPVs/ JV entities where you hold substantial interest :
〇

A Board Resolution stating, "the Borrowers are responsible for any risk and liability arising out of the BGs issued on behalf of the SPV/ JVs/ consortia and the securities offered by the company can be appropriated towards such liabilities.

〇	A request letter from the company authorizing the Bank to issue the BG on behalf of consortium, from out of the limit sanctioned to the borrower.
〇	BGs on behalf of consortium/JVs will be issued only after approval of such consortium arrangements (names, capabilities, liabilities, etc of foreign and Indian partners)
〇	A counter guarantee authorized by a Board resolution from the subsidiary/ JV entity, if required.
-

The borrower should submit a quarterly certificate from a practicing CA / statutory auditor that all payments / settlements to IATA were done promptly, supported by details of instrument and proof of payment to IATA (Bank statement), listing out delays, beyond 3 days if any. Also no certificate is required if payment has been made through IndusInd Bank Account.

-

The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, cost and time overruns Court / Arbitration proceedings and the like.

Type of Facility	Bank Guarantee -IV for operational requirements (sub-limit of OD limit of Rs 15crores)
Nature	Financials/ Performance Guarantees
Limit	Rs.10 crore
Purpose	For genuine business requirements.
Period of Sanction	12 months
Cash Margin	Nil
Commission	0 15% p. a. plus applicable taxes.
Tenor (including claim period)	18 Months including claim period (in case of guarantees exceeding 18 months, bank has the right to call for such guarantees to be covered by full cash margin from 19th month onwards.)
Primary Security	As per common security table
Guarantees	As per common security table

Special Covenants For Bank Guarantee:

-	Guarantees will be issued only after submission and examination and appraisal of documentary evidence of the underlying obligation.
-	A separate Counter Guarantee of the company is to be submitted prior to issue of each Bank Guarantee, unless an omnibus counter guarantee has been submitted.
-	The Bank will not normally issue any guarantee that:
〇	Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank
〇	Contains any onerous clause or places an undue liability, or is requited in a format not acceptable to the Bank.
〇	Requires the Bank to automatically renew / extend the guarantee
〇	Relates to performance of an obligation not related to borrower’s normal business
〇	Purports to guarantee direct/indirect borrowings. This does not apply to ‘Advance Payment Guarantees ‘in connection with contract execution.
〇	The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower’s ability to fulfill the same.
-

Payment will be made on an invoked Bank Guarantee, immediately on receipt of a valid claim, under intimation to you, by debit to your operative cash credit/ current account, for which you are obliged to make good the funds, forthwith.

-

The company and the guarantor shall undertake to provide full margin if the Bank does not want to renew the guarantee. In case of BGs issued for more than 18 months validity, the Bank has right to demand 100% cash margin in deposit, after the expiry of 18 months.

-	The Bank, may at its discretion permit issue of guarantees on behalf of your Wholly owned SPVs/ JV entities where you hold substantial interest :
〇

A Board Resolution stating, “the Borrowers are responsible for any risk and liability arising out of the BGs issued on behalf of the SPV/ JVs/ consortia and the securities offered by the company can be appropriated towards such liabilities.

〇	A request letter from the company authorizing the Bank to issue the BG on behalf of consortium, from out of the limit sanctioned to the borrower.
〇	BGs on behalf of consortium/JVs will be issued only after approval of such consortium arrangements (names, capabilities, liabilities, etc of foreign and Indian partners)
〇	A counter guarantee authorized by a Board resolution from the subsidiary/ JV entity, if required.
-

The borrower should submit a quarterly certificate from a practicing CA / statutory auditor that all payments / settlements to IATA were done promptly, supported by details of instrument and proof of payment to IATA (Bank statement), listing out delays, beyond 3 days if any. Also no certificate is required if payment has been made through IndusInd Bank Account.

-

The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, cost and time overruns Court / Arbitration proceedings and the like.

Type of Facility	Overdraft limit-II against credit card receivables of American Express credit card.
Limit	Rs. 20 crore.
Purpose	To meet working capital requirements.
Rate of interest

One year MCLR (Current one year MCLR is 9.90% p.a.).

Bank has the right to substitute/change MCLR with any alternate rate or change the spread over MCLR or over such rate as per policy of the bank or as may be requested by RBI/statutory directives.

Period of Sanction	Repayable on demand. subject to review at annual Intervals or as may be decided by the Bank
Margin	Nil
Primary Security	As per common security table
Guarantees	As per common security table
Documentation	As per Bank’s internal policies/ guidelines.

Type of Facility	Bank Guarantee -V for IATA (sub limit of OD limit-II)
Nature	Financials/ Performance Guarantees
Limit	Rs.15 crore
Purpose	To be submitted to IATA for guarantying tile payment obligations.
Period of Sanction	12 months
Cash Margin	Nil
Commission	0 .15% p. a. plus applicable taxes.
Tenor (including claim period)	18 Months including claim period (In case of guarantees exceeding 18 months Bank has the right to call for such guarantees to be covered by full cash margin from 19th month onwards)
Primary Security	As per common security table
Guarantees	As per common security table
Other Terms	- Documents to be obtained within 30 days of disbursement - Board resolution, accepted sanction letter and Counter guarantee to be obtained upfront

Special Covenants For Bank Guarantee:

-	Guarantees will be issued only after submission and examination and appraisal of documentary evidence of the underlying obligation.
-	A separate Counter Guarantee of the company is to be submitted prior to issue of each Bank Guarantee, unless an omnibus counter guarantee has been submitted.
-	The Bank will not normally issue any guarantee that:
〇	Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank
〇	Contains any onerous clause or places an undue liability, or is required in a format not acceptable to the Bank.
〇	Requires the Bank to automatically renew / extend the guarantee
〇	Relates to performance of an obligation not related to borrower's normal business
〇	Purports to guarantee direct/indirect borrowings. This does not apply to Advance Payment Guarantees 'in connection with contract execution.
〇	The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower's ability to fulfill the same.
-

Payment will be made on an invoked Bank Guarantee, immediately on receipt of a valid claim, under intimation to you, by debit to your operative cash credit/ current account, for which you are obliged to make good the funds, forthwith.

-

The company and the guarantor shall undertake to provide full margin if the Bank does not want to renew the guarantee. In case of BGs issued for more than 18 months validity, the Bank has right to demand 100% cash margin in deposit, after the expiry of 18 months.

-	The Bank, may at its discretion permit issue of guarantees on behalf of your Wholly owned SPVs/ JV entities where you hold substantial interest :
〇

A Board Resolution stating. "the Borrowers are responsible for any risk and liability arising out of the BGs issued on behalf of the SPV/ JVs/ consortia and the securities offered by the company can be appropriated towards such liabilities.

〇	A request letter from the company authorizing the Bank to issue the BG on behalf of consortium, from out of the limit sanctioned to the borrower.
〇	BGs on behalf of consortium/JVs will be issued only after approval of such consortium arrangements (names, capabilities, liabilities, etc of foreign and Indian partners)
〇	A counter guarantee authorized by a Board resolution from the subsidiary/ JV entity, if required.
-

The borrower should submit a quarterly certificate from a practicing CA / statutory auditor that all payments / settlements to IATA were done promptly, supported by details of instrument and proof of payment to IATA (Bank statement), listing out delays, beyond 3 days if any. Also no certificate is required if payment has been made through IndusInd Bank Account.

-

The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, cost and time overruns Court / Arbitration proceedings and the like.

Type of Facility	Short Forward Cover/ Options /Derivatives I
Limit

The Bank will enter into such contract, purely on a discretionary basis, for each deal based on an internal exposure computation. The manner and mode of arriving at this is solely as per the Bank's internal guidelines. Hence, the notional value of the underlying exposures for which the Bank would be willing to book forward/ option contracts has not been specified.

For the purpose of a guidance value, this notional principal amount may be taken as Rs.2.5 crores. However, the bank may not accept bookings, even if the amount of outstanding contracts is below this value, depending on nature of outstanding & proposed contracts and market conditions.

MTM Threshold/ max permitted net payable on mark-to-market computation	Notional Rs. 2.5 crore MTM: Nil as limits proposed to hedge IBL exposure.
Purpose	For hedging IBL’s own exposure
Period of Sanction	Co-terminus with IATA BG facility.
Commission	As approved by Head CCBG.
Cash/Deposit margin	Nil
Maximum tenor of cover	In line with that applicable for the IATA BG facility.
Nature of Cover	Unless specifically stated, the facility is available only for Standard forward contracts and sale of put/ call currency options by Bank, with premium payable in cash up-front

Special Covenants for Forward Contract Limits:

✓     A letter of request will be submitted by the borrower for booking forward contract with the authority to debit its account with the cancellation charges, if any,

✓     Forward cover contracts shall be duly stamped, as per State Stamp Acts and signed by authorized Signatories,

✓     The borrower should furnish a certificate to the effect that the exposures covered by the contract have not been covered with any other bank,

✓     The exchange difference payable / recoverable on account of cancellation of the contracts, if any, will be credited / debited to that borrower's account only and the amount credited/debited shall have the same value-date as mentioned in the Bank's Forex Back-Office advice. If any irregularity arises in the account of the borrower because of this, the borrower shall immediately adjust the same,

✓     Booking / cancellation of Contracts will be permitted strictly as per RBI regulations,

Special Covenants For Forward Contract Limits

•	A letter of request will be submitted by the borrower for booking forward contract with the authority to debit its account with the cancellation charges if any.
•	Forward cover contracts shall be duly stamped, as per State Stamp Acts and signed by authorized signatories.
•	The borrower should furnish a certificate to the effect that the exposures covered by the contract have not been covered with any other bank.
•

The exchange difference payable / recoverable on account of cancellation of the contracts, if any, will be credited / debited to that borrower's account only and the amount credited/debited shall have the same value-date as mentioned in the Bank's Forex Back-Office advice. If any irregularity arises in the account of the borrower because of this, the borrower shall immediately adjust the same.

•	Booking / cancellation of Contracts will be permitted strictly as per RBI regulations.
•

The Bank may, for all merchant forward contracts / derivatives structures, compute on daily basis as the replacement cost of outstanding forward contracts /derivatives. In case such re-computed exposure less the cash margin deposited with us, exceeds Rs. Nil i.e., the MTM Threshold specified above, the Bank may in its sole discretion require you to bring additional deposit margin immediately so as to maintain the exposure within the sanctioned exposure. In case this is not done, the Bank shall have the right to initiate all such steps it considers appropriate, including canceling one or more or all of the outstanding forward contracts/derivative contracts, without further reference to you. You shall be liable to make good the losses suffered by the Bank consequently. In case a margin call is outstanding, Bank may at its discretion, suspend booking of further contracts.

Type of Facility	Overdraft against Fixed deposits.
Limit	Rs. 30 crore.
Purpose	To meet working capital requirements.
Rate of interest

Minimum 190 bps above one year MCLR (Current one year MCLR Is 9.90% p.a.).

Bank has the right to substitute/change MCLR with any alternate rate or change the spread over MCLR or over such rate as per policy of the bank or as may be requested by RBI/statutory directives.

Period of Sanction	Repayable on demand, subject to review at annual intervals or as may be decided by the Bank.
Margin	Nil
Primary Security	As per common security table
Documentation	As per Banks’s internal policies/ guidelines.

Type of Facility	Bank Guarantee against fixed deposits
Nature	Financials/ Performance Guarantees.
Limit	Rs.30 crore
Purpose	BG to be opened for all regular business purpose in INR / foreign currency.
Period of Sanction	12months.
Cash Margin	100%
Commission	0. 15% p. a plus applicable taxes
Tenor (including claim period)	24 months including claim period
Primary Security	As per common security table
Guarantees	As per common security table

Special Covenants For Bank Guarantee:

-	Guarantees will be issued only after submission and examination and appraisal of documentary evidence of the underlying obligation.
-	A separate Counter Guarantee of the company is to be submitted prior to issue of each Bank Guarantee, unless an omnibus counter guarantee has been submitted.
-	The Bank will not normally issue any guarantee that:
〇	Does not contain a clause limiting the liability and the period for honoring claims, in a form approved by the Bank
〇	Contains any onerous clause or places an undue liability, or is required in a format not acceptable to the Bank,
〇	Requires the Bank to automatically renew / extend the guarantee
〇	Relates to performance of an obligation not related to borrower's normal business
〇	Purports to guarantee direct/indirect borrowings. This does not apply to 'Advance Payment Guarantees 'in connection with contract execution.
〇	The Bank has not received, to its satisfaction, documentary evidence of the underlying obligation and of the Borrower's ability to fulfill the same.
-

Payment will be made on an invoked Bank Guarantee, immediately on receipt of a valid claim, under intimation to you, by debit to your operative cash credit/ current account, for which you are obliged to make good the funds, forthwith.

-

The company and the guarantor shall undertake to provide full margin if the Bank does not want to renew the guarantee. In case of BGs issued for more than 18 months validity, the Bank has right to demand 100% cash margin in deposit, after the expiry of 18 months.

-

The borrower should submit a quarterly certificate from a practicing CA / statutory auditor that all payments / settlements to IATA were done promptly, supported by details of instrument and proof of payment to IATA (Bank statement), listing out delays, beyond 3 days if any. Also no certificate is required if payment has been made through IndusInd Bank Account.

-

The company/ Borrower should undertake to inform the Bank immediately, by means of a special letter, in case of any adverse event as regards performance of the underlying obligation such as claims, counterclaims, dispute, cost and time overruns Court / Arbitration proceedings and the like.

Common Security Table
BG limit- I (Rs.165 crore) and OD limit-I (Rs. 15 crore) along with sub limits (BG limit-II, III and IV and SBLC limit)

Primary Security: Exclusive charge over all the assets of the company excluding vehicles which are purchased or will be purchased by the Company under hypothecation to the financing Bank(s).

Guarantee: Corporate Guarantee of Makemytrip Limited, Mauritius

OD limit-II (against Amex credit card receivables)- Rs.20 core

Primary Security:

•      Exclusive charge over all the assets of the company excluding vehicles which are purchased or will be purchased by the Company under hypothecation to the financing Bank(s).

•      Direct payment routing confirmation of entire receivables from American Express Credit card with IBL

Guarantee: Corporate Guarantee of Makemytrip Limited, Mauritius

OD Limit against Fixed deposits (Rs. 30 crore)	Fixed Deposits to the extent of 100% of the transaction amount duly lien marked in favour of IndusInd
BG limit against fixed deposit (rs. 30 crore)	Fixed Deposits to the extent of 100% of the transaction amount duly lien marked in favour of IndusInd.

General Covenants Applicable To All Facilities

Unconditional and irrevocable corporate guarantee of MakeMy Trip Ltd.

Others Terms and Conditions
Processing Charges	Nil
Penal interest rate	Applicable rate + 2%: For non-submission of information sought by the Bank. Applicable Rate +2%: For other irregularities rendering the account overdue, devolvement of LCs invocation of BG's etc.
Inspection	Annually. Cost to be borne by the company.
Insurance	All assets charged / financed by the Bank to be fully insured for 100% of the value in the name of the borrower with the Bank Clause.
Cash flows	The Borrower to route at lease Rs. 1000 crore turnover through IBL Counters. The Borrower to route entire Amex Card receivables through IBL Counters
Other conditions

-      IBL's prior approval should be obtained for any acquisition or investments made by the borrower or the guarantor company in excess of 10% of their net worth at any one time or in a financial year.

-      Charge perfection to be done immediately. No BGs to be issued/ utilization in OD limits is permitted if security is not perfected and charge is created to satisfaction of CAD

-      BG's can be issued in favor of borrower and or its subsidiaries/SPVs/associate concerns/ group companies (BG of Rs.45crores may be issued on behalf of Ibibo Group Private Limited favoring IATA and for this letter from MMTPL authorizing the bank to issue the BG using limits of MMTPL should be obtained).

-      Company to undertake to route at least Rs.1000crores of throughout from IBL counters annually.

-      Company's performance and cash position as well as cash position of the parent company should be monitored on a quarterly basis and a brief report comprising revenues, cash deposits and turnover routed through IBL shall be submitted to Bank within 2 months from the end of the each quarter.

-      Company should get all its sanctioned facilities rated by an approved rating agency till 31.03.2018.

Additional Conditions	• No new BGs to be opened till corporate guarantee is obtained and security/documentation is perfected. • Company to advise on equity infusion plan by 15.01.2019

Other General Covenants:

The borrowing arrangements would be subject to the following terms and conditions:

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The Bank will have the right to examine the books of accounts of the borrower from time to time by officers of the Bank and/or outside consultants and the expenses incurred by the Bank in this regard will be borne by the borrower.

-	The Bank may at its sole discretion disclose such information to such institution(s) in connection with the credit facilities granted to the borrower.
-	During the currency of the Bank's credit facilities, the borrower shall intimate the Bank in writing within 30 days of :
〇	Effect any change in their capital structure.
〇	Shall not pledge the shares held by the promoters, group beyond 10% of holdings, for raising any loan or for securitizing any loans or advances availed/to be availed by them from any bank/FI/ lender.
〇	Formulate any scheme of amalgamation/reconstitution.
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Undertake any new project/scheme unless the expenditure on such expansion etc., is covered by the borrower's net cash accruals after providing for dividends, investments, etc., or from long term funds received for financing such new projects or expansion.

〇	Normal trade credit or security deposits in the usual course of business or advances to employees, etc., are, however, not covered by this covenant.
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Enter into borrowing arrangements either secured or unsecured with any other Bank, financial institution, borrower or otherwise save and except the working capital facilities, granted/to be granted by other consortium /member banks, under consortium/multiple banking arrangement and the term loans proposed to be obtained from financial institutions/banks for completion of the replacement-cum-modernization program.

〇	Undertake guarantee obligations on behalf of other companies/ associates/ affiliates.
〇	Declare dividends for any year except out of the profits relating to that year
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The borrower should intimate the bank in writing within 30 days of any material change in their management set up. No material change in the shareholding pattern of the company which has an effect of a possible change in the management control of the company shall be made without prior approval of the Bank.

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The borrower will keep the Bank informed of the happening of any event, likely to have a substantial effect on their production, sales, profits, etc., such as labor problem, power cut, etc. and the remedial steps proposed to be taken by the borrower.

-	The borrower will inform the Bank if any winding up petition is filed against the borrower.
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The borrower will keep the Bank advised of any circumstances adversely affecting the financial position of their subsidiaries including any action, taken by any creditor against any of the subsidiaries.

-	The borrower shall submit the declarations as regards:
•	Not to use the funds for capital market activities.
•	That neither the Company nor the Directors face any litigation, except in the normal course of business
•	The Directors / senior executives of the company, and/or their relatives are not connected with the Bank (IBL) and are not directors in any other bank.
•	No commission has been paid to guarantors on extending their guarantee for the advance
-	The Bank would charge the standard service charges in respect of different items of service as in force from time to time.
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The borrower to furnish to the Bank every year two copies of audited/printed balance sheet and profit and loss account statements of the borrower immediately on being published / signed by the auditors, along with the usual renewal particulars.

-	To forward half-yearly balance sheet and profit and loss account statements within two months from the end of the half-year and annual audited accounts within 3 months.
-	Negative Lien: The borrower should not create, without prior consent of the Bank, charges on their any or all properties or assets during the currency of the credit facilities granted by the Bank.
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Insurance: All stocks and collateral securities like immovable properties should be kept fully insured against all risks including fire, strikes, riot, malicious damages & natural calamities etc., with the incorporation of Bank's Hypothecation clause and the policies retained by the borrower. A copy of this policy should be submitted to the Bank for their record.

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External Loan Rating: The Borrower is advised to have all the facilities sanctioned herein rated by an approved external rating agency, and the rating letter specifying these limits should be with us by 15.01.2019. In case of default in this, Bank will have the right to reprice the facilities, with retrospective effect from 90 days of date of sanction.

-	Others
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Non-fulfillment of above financial and non-financial covenants will trigger an event of default, unless specifically waived in writing. Consequence of an event of default could be levy of penal interest and/or withdrawal of the facility.

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In the event of withdrawal/cancellation of the facility, the borrower accept to fully cash collateralize any exposure that the Bank has assumed on the client or on behalf of the client, which could not be immediately repaid or unwound.

〇	Borrower/facilities should conform to guidelines that have been/will be issued by RBI from time to time.
〇	All interest and cess are exclusive of any taxes and withholdings that may be payable on account of prevailing statutes.
〇

The Bank has the right to change or modify the rate of Interest, or alters the spread, at such intervals or whenever it may deem fit, and a notice of the change to the Borrower will be binding on them.

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In the event of default, The Bank reserves the right at its sole discretion to modify, vary or add to the terms and conditions, or to terminate the said Banking Facilities concerned, at any time, and to recall any or all of the amounts due under the said Banking Facilities. All amounts due in respect of the said Banking Facilities shall become payable forthwith on such demand.

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As regards the un-utilized limits if any under the facility. Bank reserves the right at any point of time, to revoke or cancel and/or vary, alter or modify the said un-utilized limits, at Bank's discretion without prior notice & without assigning any reasons therefore.

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The company shall pay on demand to the bank the cost between the solicitors/ advocates/ company secretaries/ inspectors and clients incurred by them or any of them in connection with the registration of the securities and clarifications/ charges thereof with the Registrar of Companies, compilation of search/ status reports and/ or any other matter incidental to or in connection with transactions of the Company with the Bank and also reimburse the Bank for all out-of-pocket expenses including legal, stamping. documentation, incurred in the negotiation, documentation, and disbursement of the facility

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Company should furnish a written confirmation that the company/ its directors in the best of their knowledge and belief are not defaulters with any bank/FI, and there are no legal proceedings initiated or pending against them for recovery of any borrowings.

In case in the opinion of the Bank's there has been a material adverse change in the Borrower's business and financial condition, such as:

-	Sale or curtailment or closure of any of the Borrowers main businesses.
-	Cash losses in any one quarter or continuing accounting losses in three quarters.
-	Adverse action by any Regulatory Authority.
-	Default to the Bank under any other facility or to any other lender.
-	Action by any class of stakeholders which is likely to significantly impair Borrower's business.
-	Filing of winding up petition by any creditor/shareholder against the Borrower.

The Bank is entitled to withhold further disbursements and/or recall the loan in part or full.